                                                                    Exhibit 3(b)



                                    BY-LAWS

                                      of


                                 TENNECO INC.



                                  AS AMENDED
                               December 6, 1995

                                    BY-LAWS
                                      OF
                                 TENNECO INC.


                                   ARTICLE I
                         STOCKHOLDERS PLACE OF MEETING

    Section 1. All meetings of the stockholders of the Company shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors (the "Board"), or as shall be specified or fixed in the respective notices or waivers of notice thereof.


                                 ANNUAL MEETING

    Section 2. The Annual Meeting of Stockholders shall be held on such date and at such time as may be fixed by the Board and stated in the notice thereof, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these By-Laws.

    To be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the Annual Meeting by a stockholder, the stockholder must have been given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

    Notwithstanding anything in these By-Laws to the contrary, no business shall be transacted at the Annual Meeting except in accordance with the procedures set forth in this Section, provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the Annual Meeting.

    The Chairman of the Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                SPECIAL MEETING

    Section 3. Special meetings of the stockholders shall be called by the Board. The business transacted at a special meeting shall be confined to the purposes specified in the notice thereof. Special meetings shall be held at such date and at such time as the Board may designate.


                               NOTICE OF MEETING

    Section 4. Written notice of each meeting of stockholders, stating the place, date and hour of the meeting, and the purpose or purposes thereof, shall be mailed not less than ten nor more than sixty days before the date of such meeting to each stockholder entitled to vote thereat.


                                     QUORUM

    Section 5. Unless otherwise provided by statute, the holders of shares of stock entitled to cast a majority of votes at a meeting, present either in person or by proxy, shall constitute a quorum at such meeting. The Secretary of the Company or in his absence an Assistant Secretary or an appointee of the presiding officer of the meeting, shall act as the Secretary of the meeting.


                                     VOTING

    Section 6. Each stockholder entitled to vote at any meeting shall be entitled to one vote, in person or by written proxy, for each share held of record on the record date fixed as provided in Section 4 of Article V of these By-Laws for determining the stockholders entitled to vote at such meeting. Except as otherwise provided by statute or by the Certificate of Incorporation or these By-Laws, the vote of a majority of any quorum shall be sufficient to elect directors and to pass any resolution within the power of the holders of all the outstanding shares.

    Election of directors need not be by ballot; provided, however, that by resolution duly adopted, a vote by ballot may be required.


                                    PROXIES

    Section 7. Any stockholder entitled to vote upon any matter at any meeting of stockholders may so vote by proxy. Every proxy shall be in writing (which shall include telegraphing or cabling) subscribed by the stockholder or his duly authorized attorney, and shall be dated, but need not be sealed, witnessed or acknowledged. Proxies shall be delivered to the Secretary of the Company before such meeting.


                                   INSPECTORS

    Section 8. At each meeting of the stockholders the polls shall be opened and closed; the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by three Inspectors, two of whom shall have power to make a decision. Such Inspectors shall be appointed by the Board before the meeting, or in default thereof by the presiding officer at the meeting, and shall be sworn to the faithful performance of their duties. If any of the Inspectors previously appointed shall fail to attend or refuse or be unable to serve, substitutes shall be appointed by the presiding officer.


                                   ARTICLE II
                               BOARD OF DIRECTORS

                          NUMBER; METHOD OF ELECTION;
                       TERMS OF OFFICE AND QUALIFICATION

    Section 1. The business and affairs of the Company shall be managed under the direction of the Board. The number of directors which shall constitute the whole Board shall be not less than eight nor more than sixteen and shall be determined from time to time by resolution adopted by a majority of the whole Board.

    The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the whole Board. The initial term for Class I directors shall expire at the annual meeting of stockholders held in 1988; for Class II directors at the annual meeting of stockholders held in 1989; for Class III directors at the annual meeting of stockholders held in 1990. At each annual meeting of stockholders, successors to the class of directors whose term expires at such annual meeting shall be elected for a three year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

    A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board that results from an increase in the number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

    Nominations of persons for election to the Board of the Company at the Annual Meeting of Stockholders may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article II. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14A under the Securities Exchange Act of 1934 as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director of the Company. No person shall be - eligible for election as a director of the Company at the Annual Meeting of Stockholders unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

    Any director may resign his office at any time by delivering his resignation in writing to the Company, and the acceptance of such resignation unless required by the terms thereof shall not be necessary to make such resignation effective.

    No director who shall have attained the age of 72 shall be eligible for reelection as a director of the Company.

    As used in these By-Laws, the term "Director Emeritus" shall include only those persons who were serving in such capacity on January 1, 1988. A Director Emeritus shall not have the right to vote as a director, but shall be entitled to attend directors' meetings in a consultant capacity and to receive such fees therefor as the Board may from time to time determine.

    A Director Emeritus shall be eligible for appointment by the Chief Executive Officer, subject to ratification by the Board, to act as a member of Committees of the Board, with such authority as shall be provided for in his appointment to any such Committee, provided that such appointment shall terminate on the December 31 next following such appointment and shall be subject to termination at any time by the Chief Executive Officer, subject also to approval by the Board. A Director Emeritus so appointed to a Committee of the Board while so acting shall be entitled to receive notices of all meetings of and to receive such compensation therefor as the Board may determine.


                                    MEETINGS

    Section 2. The Board may hold its meetings and have an office in such place or places within or without the State of Delaware as the Board by resolution from time to time may determine.
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                                       5


    The Board may in its discretion provide for regular or stated meetings of the Board. Notice of regular or stated meetings need not be given. Special meetings of the Board shall be held whenever called by direction of the Chief Executive Officer, the President or any two of the directors. The Secretary shall give notice of any special meeting by mailing the same at least three days, or by telegraphing or telephoning the same at least one day, before the meeting to each director; but such notice may be waived by any director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

    At any meeting at which every director shall be present, even though without notice, any business may be transacted. No notice of any adjourned meeting need be given.

    The Board shall meet immediately after election, following the Annual Meeting of Stockholders, for the purpose of organizing, for the election of corporate officers as hereinafter specified, and for the transaction of any other business which may come before it. No notice of such meeting shall be necessary.

    Prior to the date of the Annual Meeting of Stockholders an annual report of the operations of the Company during the preceding fiscal year shall be submitted to the Board, which reports shall include consolidated statements of income and expenditures, and a balance sheet showing the consolidated financial condition of the Company and its consolidated subsidiaries at the close of such fiscal year.


                                     QUORUM

    Section 3. Except as otherwise expressly required by these By-Laws or by statute, a majority of the directors then in office shall be present at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of the directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or for an act to be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.


                       COMPENSATION OF BOARD OF DIRECTORS

    Section 4. Each director (other than a director who is a salaried officer of the Company or of any subsidiary company), in consideration of his serving as such, shall be entitled to receive from the Company such amount per annum and such fees for attendance at meetings of the Board or of any Committee, or both, as the Board shall from time to time determine. The Board may likewise provide that the Company shall reimburse each director or member of a Committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing contained in this Section shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor. As used in this Section 4, the term "Committee" shall include the Board of Managers of Tenneco Foundation.

    Fees with respect to Directors Emeriti and ex officio members of any Committee of the Board shall also be established by the Board.
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                                       6


                                  ARTICLE III
                            COMMITTEES OF THE BOARD
                                   COMMITTEES

    Section 1. The Board shall elect from the directors by the affirmative vote of a majority of the whole Board an Executive Committee, an Audit Committee, a Compensation Committee and any other Committee which the Board may by resolution prescribe. Any such other Committee shall be comprised of such persons and shall possess such authority as shall be set forth in such resolution.


                                   PROCEDURE

    Section 2. (1) Each Committee shall fix its own rules of procedure and shall meet where and as provided by such rules. Unless otherwise stated in these By-Laws, a majority of a Committee shall constitute a quorum.

    (2) In the absence or disqualification of a member of any Committee, the members of such Committee present at any meeting, and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Fees in connection with such appointments shall be established by the Board.


                              REPORTS TO THE BOARD

    Section 3. All completed actions by the Executive, Audit and Compensation Committees shall be reported to the Board at the next succeeding Board meeting and shall be subject to revision or alteration by the Board, provided, that no acts or rights of third parties shall be affected by any such revision or alteration.


                              EXECUTIVE COMMITTEE

    Section 4. The Board shall elect an Executive Committee comprised of the Chief Executive Officer and not less than four additional members of the Board. During the interval between the meetings of the Board, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of all the business and affairs of the Company (except the matters hereinafter assigned to the Compensation Committee) including, without limitation, the power and authority to declare dividends and to authorize the issuance of stock, in such manner as the Executive Committee shall deem best for the interests of the Company in all cases in which specific directions shall not have been given by the Board.


                             COMPENSATION COMMITTEE

    Section 5. The Board shall elect a Compensation Committee consisting of at least four members of the Board, none of whom shall be officers or employees of the Company or of any subsidiary company. The Board shall appoint a Chairman of such Committee who shall be one of its members. The Compensation Committee shall have such authority and duties as the Board by resolution shall prescribe.
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                                       7


                                AUDIT COMMITTEE

    Section 6. The Board of Directors shall elect from among its members an Audit Committee of at least three members. The Board shall appoint a Chairman of said Committee who may be one of its members or such other person as the Board may appoint. The Audit Committee shall have such authority and duties as the Board by resolution shall prescribe. In no event shall a director who is also an officer or employee of the Company or any of its subsidiary companies serve as a member of such Committee. The Chief Executive Officer shall be an ex officio member of such Committee.


                                   ARTICLE IV
                                    OFFICERS
                               GENERAL PROVISIONS

    Section 1. The corporate officers of the Company shall consist of the following: a Chairman and/or a President, one of whom shall be designated Chief Executive Officer and each of whom shall be chosen from the Board; one or more Vice Chairman, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents; a General Counsel, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, and such other officers as the Board of Directors may from time to time designate. Insofar as permitted by statute, the same person may hold two or more offices.

    The Chairman and/or President, each Vice Chairman, Executive Vice President, Senior Vice President and Vice President, the Secretary and the Treasurer shall be elected by the Board. Each such officer shall hold office until his successor is elected or appointed and qualified or until his earlier death, resignation or removal.

    Any officer may be removed, with or without cause, at any time by the Board.

    A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided in these By-Laws for election or appointment to such office.


                POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER

    Section 2. The Chief Executive Officer shall have general charge and management of the affairs, property and business of the Company, subject to the Board, the Executive Committee and the provisions of these By-Laws. The Chief Executive Officer or in his absence such other individual as the Board may select, shall preside at all meetings of the stockholders. He shall also preside at meetings of the Board and the Executive Committee, and in his absence the Board or the Executive Committee shall appoint one of their number to preside.

    The Chief Executive Officer shall perform all duties assigned to him in these By-Laws and such other duties as may from time to time be assigned to him by the Board. He shall have the power to appoint and remove, with or without cause, such officers, other than those whose election is provided for in these By-Laws, as in his judgment may be necessary or proper for the transaction of the business of the Company, and shall determine their duties, all subject to ratification by the Board.
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                                       8


                      POWERS AND DUTIES OF OTHER OFFICERS

    Section 3. The Chairman shall perform such duties as may from time to time be assigned to him by the Board, the Executive Committee or the Chief Executive Officer.

    Section 4. Each Vice Chairman shall perform such duties as may from time to time be assigned to him by the Board, the Executive Committee or the Chief Executive Officer.

    Section 5. The President shall perform such duties as may from time to time be assigned to him by the Board, the Executive Committee or the Chief Executive Officer.

    Section 6. Each Executive Vice President shall perform such duties as may from time to time be assigned to him by the Board, the Executive Committee or the Chief Executive Officer.

    Section 7. Each Senior Vice President shall perform such duties as may from time to time be assigned to him by the Board, the Executive Committee or the Chief Executive Officer.

    Section 8. Each Vice President and Assistant Vice President shall perform such duties as may from time to time be assigned to him by the Board, the Executive Committee, the Chief Executive Officer or an Executive Vice President.

    Section 9. The General Counsel shall have general supervision and control of all of the Company's legal business. He shall perform such other duties as may be assigned to him by the Board, the Executive Committee or the Chief Executive Officer.

    Section 10. The Secretary or an Assistant Secretary shall record the proceedings of all meetings of the Board and/or of the Executive Committee of the Board, and of the stockholders, in books kept for that purpose. The Secretary shall be the custodian of the corporate seal, and he or an Assistant Secretary shall affix the same to and countersign papers requiring such acts; and he and the Assistant Secretaries shall perform such other duties as may be required by the Board, the Executive Committee or the Chief Executive Officer.

    Section 11. The Treasurer and Assistant Treasurers shall have care and custody of all funds of the Company and disburse and administer the same under the direction of the Board, the Executive Committee or the Chief Executive Officer and shall perform such other duties as the Board, the Executive Committee or the Chief Executive Officer shall assign to them.

    Section 12. The Controller shall maintain adequate records of all assets, liabilities and transactions of the Company and see that audits thereof are currently and regularly made; and he shall perform such other duties as may be required by the Board, the Executive Committee or the Chief Executive Officer.


                           SALARIES AND APPOINTMENTS

    Section 13. The salaries of corporate officers shall be fixed by the Compensation Committee provided for in Section 5 of Article III hereof, except that the fixing of salaries below certain levels, determinable from time to time by the Compensation Committee of the Board, may in the discretion of the Committee be delegated to the Chief Executive Officer, subject to the approval of the Board.
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                                       9


                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 14. Each person who is or was a director or officer of the Company, or who serves or may have served at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person) and who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative, including appeals, shall be indemnified by the Company as a matter of right to the full extent permitted or authorized by the General Corporation Law of Delaware, as it may from time to time be amended, against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in his capacity as a director or officer, or arising out of his status as a director or officer. Each person who is or was an employee or agent of the Company, or who serves or may have served at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person) may, at the discretion of the Board, be indemnified by the Company to the same extent as provided herein with respect to directors and officers of the Company.

    The Company may, but shall not be obligated to, maintain insurance at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Company, or is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. The Company may, but shall not be obligated to, pay expenses incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding.

    The indemnification provided by this Section 14 shall not be exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law or under any agreement, vote of stockholders or disinterested directors or otherwise.


                                   ARTICLE V
                                 CAPITAL STOCK
                             CERTIFICATES OF STOCK

    Section 1. Certificates of stock certifying the number of shares owned shall be issued to each stockholder in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board. Such certificates of stock shall be numbered and registered in the order in which they are issued and shall be signed by the Chairman, the President or a Vice President, and by the Secretary or an Assistant Secretary. Any and all the signatures on the certificates may be a facsimile.


                               TRANSFER OF SHARES

    Section 2. Transfers of shares shall be made only upon the books of the Company by the holder, in person, or by power of attorney duly executed and filed with the Secretary of the Company, and on the surrender of the certificate or certificates of such shares, properly assigned. The Company may, if and whenever the Board shall so determine, maintain one or more offices or agencies, each in charge of an agent designated by the Board, where the shares of the capital stock of the Company shall be transferred and/or registered. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Company.


                     LOST, STOLEN OR DESTROYED CERTIFICATES

    Section 3. The Company may issue a new certificate of capital stock of the Company in place of any certificate theretofore issued by the Company, alleged to have been lost, stolen or destroyed, and the Company may, but shall not be obligated to, require the owner of the alleged lost, stolen or destroyed certificate, or his legal representatives, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate, as the officers of the Company may, in their discretion, require.


                             FIXING OF RECORD DATE

    Section 4. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less that 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.


                                   ARTICLE VI
                          CONSENTS TO CORPORATE ACTION
                                  RECORD DATE

    Section 1. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board or as otherwise established under this Section. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall by written notice addressed to the Secretary and delivered to the Company, request that a record date be fixed for such purpose. The Board may fix a record date for such purpose which shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date such resolution is adopted. If the Board fails within 10 days after the Company receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Company in the manner described in
Section 2 below unless prior action by the Board is required under the General Corporation Law of Delaware, in which event the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

                                   PROCEDURES

    Section 2. Every written consent purporting to take or authorizing the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Article VI as a "Consent") shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by this Section 2, Consents signed by a sufficient number of stockholders to take such action are delivered to the Company.

    A Consent shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the Company's registered office shall be made by hand or by certified or registered mail, return receipt requested.

    In the event of the delivery to the Company of a Consent, the Secretary of the Company shall provide for the safekeeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by shareholder consent as he deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board, the Secretary of the Company shall promptly designate two persons, who shall not be members of the Board, to serve as Inspectors with respect to such Consent and such Inspectors shall discharge the functions of the Secretary of the Company under this Section 2. If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Company kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 2, the Secretary or the Inspectors (as the case may be) may, at the expense of the Company, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate, to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.


                                  ARTICLE VII
                                 MISCELLANEOUS
                             DIVIDENDS AND RESERVES

    Section 1. Dividends upon the capital stock of the Company may be declared as permitted by law by the Board or the Executive Committee at any regular or special meeting. Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the Company such sum or sums as the Board or the Executive Committee, from time to time, in their absolute discretion think proper as a reserve fund to meet contingencies, or for such other purposes as the Board or Executive Committee shall think conducive to the interests of the Company, and any reserve so established may be abolished and restored to the surplus account by like action of the Board or the Executive Committee.

                                      SEAL

    Section 2. The seal of the Company shall bear the corporate name of the Company, the year of its incorporation and the words "Corporate Seal, Delaware".


                                     WAIVER

    Section 3. Whenever any notice whatever is required to be given by statute or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                  FISCAL YEAR

    Section 4. The fiscal year of the Company shall begin with January first and end with December thirty-first.


                                  RATIFICATION

    Section 5. Any transaction questioned in any stockholders derivative suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, nondisclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified before or after judgment, by the Board or by the stockholders; and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Company and its stockholders and shall continue as a bar to any claim or execution of any judgment in respect of such questioned transaction.


                                   AMENDMENTS

    Section 6. The Board from time to time shall have the power to make, alter, amend or repeal any and all of these By-Laws, but any By-Laws so made, altered, amended or repealed by the Board may be amended, altered or repealed by the stockholders.


                                 CERTIFICATION

    The undersigned hereby certifies that he is the duly elected and acting __________ Secretary of TENNECO INC., a Delaware corporation, and the keeper of its corporate records and minutes. The undersigned further hereby certifies that the above and foregoing is a true and correct copy of the By-Laws of said Company, as in force at the date hereof.

    WITNESS the hand of the undersigned and the seal of said Company, this
day of       ,              .


                              ________________________________________
                              ______________________ Secretary